Exhibit 99.1

TubeMogul Reports Financial Results for Fourth Quarter and Full Year 2014

Total Spend, Revenue and Gross Profit Reach Record Levels in the Fourth Quarter

EMERYVILLE, California – February 26, 2015 – TubeMogul, Inc. (NASDAQ: TUBE), a leading enterprise software company for video advertising, today reported financial results for its fourth quarter and year ended December 31, 2014.

Fourth Quarter 2014 Financial Highlights:

•	Total Spend[1] was $82.6 million, an increase of 85% compared to $44.7 million in the fourth quarter of 2013.
•	Revenue was $36.1 million, an increase of 64% compared to $22.0 million in the fourth quarter of 2013.
•	Gross profit was $25.7 million, an increase of 77% compared to $14.5 million in the fourth quarter of 2013.
•	Gross margin was 71% compared to 66% in the fourth quarter of 2013.
•	Operating loss was $(2.4) million, compared to an operating income of $0.7 million in the fourth quarter of 2013.
•	Net loss was $(4.0) million, compared to a net income of $0.1 million for the fourth quarter of 2013.
•	Adjusted EBITDA[2] loss was $(0.5) million, compared to Adjusted EBITDA of $1.1 million in the fourth quarter of 2013.

2014 Financial Highlights:

•	Total Spend[1] was $254.3 million, an increase of 127% compared to $111.9 million in 2013.
•	Revenue was $114.2 million, an increase of 100% compared to $57.2 million in 2013.
•	Gross profit was $80.3 million, an increase of 114% compared to $37.5 million in 2013.
•	Gross margin was 70% compared to 66% in 2013.
•	Operating loss was $(1.6) million, compared to an operating loss of $(6.2) million in 2013.
•	Net loss was $(4.4) million, compared to a net loss of $(7.4) million in 2013.
•	Adjusted EBITDA[2] was $2.6 million, compared to a loss of $(5.2) million in 2013.

1 Total Spend is a non-GAAP financial measure. Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

2 Adjusted EBITDA income/(loss) is a non-GAAP financial measure. In September 2014, we revised our definition of Adjusted EBITDA to exclude foreign exchange gains and losses.  Please see the discussion below under the heading “Use of Non-GAAP Measures” and the reconciliation at the end of this release.

“We continued to see strong adoption of our software in the fourth quarter by both brands and agencies” said Brett Wilson, CEO of TubeMogul. “Brands and agencies increasingly recognize the advantages of a centralized buying platform and the opportunity to gain more control over their media spend. We are well positioned to partner with them as they make this transition to a software-driven advertising platform.  Our outlook for 2015 is exciting as we begin to make inroads to accessing television ad budgets and add display and social advertising formats to our software.”

Fourth Quarter, Full Year, and Recent Business Highlights include:

•

Greater use of self-serve software: Increased video advertising spend on self-serve campaigns through TubeMogul’s Platform Direct software by 102% year-over-year to $62.8 million, representing 76% of Total Spend in the fourth quarter of 2014, compared to 70% in the fourth quarter of 2013.

•	Significant uptick in annual cohort metrics: Generated 78% of Platform Direct Spend in 2014 from clients signed in previous years, demonstrating the predictability and leverage of our operating model.
•	Strong self-serve client growth: Increased the number of Platform Direct Clients at the end of the fourth quarter of 2014 to 333, up 125 from 208 Clients at the end of the fourth quarter of 2013.
•

Pioneered programmatic buying of linear TV: Launched TubeMogul PTV, the first completely self-serve solution to buy television advertising programmatically. Using PTV, Mondelez International bought the first programmatic TV ad during a Super Bowl broadcast.

•	More brands using software directly: Increased Brand Direct spend to 15% of global Platform Direct spend in 2014, compared to 7% in 2013, which equated to a 500% increase in spend.
•	Driving mobile spend: Increased contribution of mobile spend to 7% of total spend globally representing an increase in mobile spend of 900% over 2013.
•	Signed a wide breadth of new clients including:
o	Heineken USA – the nation’s leading upscale beer importer, chose TubeMogul as their exclusive video advertising partner.
o	One Advertising – a leading Canadian full-service agency, representing brands such as Nikon and H&R Block, chose TubeMogul exclusively to unify cross-screen TV and video buys.
o	REA Group – a global online real estate advertising company based in Australia, selected TubeMogul to power their own advertising campaigns and monetize their audience data.
•	Named 5th Best Place to Work: by Glassdoor for Small and Medium Businesses in the United States.

Forward Outlook:

The Company is issuing 2015 guidance as follows:

First Quarter 2015

•	Total Spend in the range of $68 million to $70 million
•	Revenue in the range of $28 million to $30 million
•	Gross profit in the range of $20 million to $22 million
•	Adjusted EBITDA loss in the range of $(5) million to $(3) million

Full Year 2015

•	Total Spend in the range of $360 million to $370 million
•	Revenue in the range of $142 million to $152 million
•	Gross profit in the range of $101 million to $111 million
•	Adjusted EBITDA loss in the range of $(19) million to $(9) million

Conference Call and Webcast Information

TubeMogul management will host a conference call and live webcast for analysts and investors today at 2 p.m. Pacific Time (5 p.m. Eastern Time) to discuss the Company's financial results. To listen to the live conference call, please dial (785) 830-7991 or toll free (800) 768-6563, access code 7711133, approximately 15 minutes prior to the start of the call. A live and archived webcast of the conference call will be accessible on the "Events & Presentations" section of the Company's website at http://investor.tubemogul.com.  A telephonic replay of the conference call will be available two hours after the call, will run until March 8, 2015, and may be accessed by dialing (719) 457-0820 or (888) 203-1112 and entering the passcode 7711133.

TubeMogul has used, and intends to continue to use, its Investor Relations website (http://investor.tubemogul.com), as well as certain blogs http://www.tubemogul.com/company/media-center/blog/ and Twitter accounts @tubemogul and @bjwilson34, as means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

About TubeMogul

TubeMogul (NASDAQ: TUBE) is an enterprise software company for digital branding. By reducing complexity, improving transparency and leveraging real-time data, our platform enables advertisers to gain greater control of their video advertising spend and achieve their brand advertising objectives. TubeMogul was incorporated in 2007 and is based in Emeryville, California with operations in New York, London, Singapore, Tokyo, Sydney, Toronto and offices across the United States.

TubeMogul and the TubeMogul logo are trademarks or registered trademarks of TubeMogul, Inc. in the United States and other countries.

Forward-Looking Statements

This press release includes “forward-looking statements” regarding future events and our future financial performance, including, without limitation, statements regarding our business strategy, growth and market opportunity, and forecasted financial results and operating metrics including total spend, revenue, gross profit and Adjusted EBITDA.

These forward-looking statements are subject to a number of risks and uncertainties that could cause actual results to differ materially from the results anticipated by such statements , including, but not limited to our limited operating history, particularly as a new public company; risks associated with our growth; risks related to our future financial performance; our ability to maintain our rate of revenue growth; our ability to convince our clients to maintain or increase their advertising spend through our platform; the expansion of the digital video and video advertising markets, our ability to adapt to changing market conditions; the effects of increased competition in our markets and our ability to compete effectively; our ability to develop and introduce enhancements and new features and functionality of our platform that achieve market acceptance; fluctuations in our operating results; and general market, political, economic and business conditions. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our prospectus filed with the Securities and Exchange Commission on July 18, 2014 and in subsequent Securities and Exchange Commission filings.  These forward-looking statements are made as of the date of this press release, and we expressly disclaim any obligation or undertaking to update the forward-looking statements contained herein to reflect events that occur or circumstances that exist after the date on which the statements were made.

TUBEMOGUL, INC.

Consolidated Statements of Operations

(In thousands, except share and per share data)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2014	2013	2014
Revenue:
Platform Direct	$8,394	$16,302	$19,331	$49,231
Platform Services	13,646	19,780	37,883	65,012
Total revenue	22,040	36,082	57,214	114,243
Cost of revenue	7,531	10,363	19,698	33,941
Gross profit	14,509	25,719	37,516	80,302
Operating expenses:
Research and development	3,483	8,107	11,837	22,142
Sales and marketing	6,730	13,136	21,378	38,133
General and administrative	3,553	6,890	10,477	21,615
Total operating expenses	13,766	28,133	43,692	81,890
Income (loss) from operations	743	(2,414)	(6,176)	(1,588)
Other (expense) income, net:
Loss on extinguishment of convertible notes	—	(538)	—	(538)
Interest expense, net	(35)	(33)	(169)	(216)
Change in fair value of convertible preferred stock warrant liability	(333)	—	(388)	168
Foreign exchange loss	(272)	(977)	(618)	(1,987)
Other income (expense), net	(640)	(1,548)	(1,175)	(2,573)
Net loss before income taxes	103	(3,962)	(7,351)	(4,161)
Provision for income taxes	8	(82)	(60)	(283)
Net income (loss)	$111	$(4,044)	$(7,411)	$(4,444)
Net income (loss) per share attributable to common stockholders:
Basic	$—	$(0.14)	$(1.12)	$(0.22)
Diluted	$—	$(0.14)	$(1.12)	$(0.22)
Weighted-average shares used to compute net loss per share attributable to common stockholders:
Basic	6,632,893	29,815,684	6,612,621	19,928,003
Diluted	24,334,258	29,815,684	6,612,621	19,928,003

TUBEMOGUL, INC.

Consolidated Balance Sheets

(In thousands, except share and per share data)

(Unaudited)

	December 31,
	2013	2014
Assets
Current assets:
Cash and cash equivalents	$19,475	$45,228
Accounts receivable, net of allowance for doubtful accounts of $714 and $1,829, respectively	46,920	89,533
Prepaid expenses and other current assets	1,420	2,322
Total current assets	67,815	137,083
Deferred tax assets	468	287
Property, equipment and software, net	1,467	3,902
Restricted cash	334	742
Other assets	531	405
Total assets	$70,615	$142,419
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,032	$18,799
Accrued liabilities	34,414	50,438
Convertible note	419	—
Current portion of note payable, net of discount	1,416	1,362
Convertible preferred stock warrant liability	684	—
Deferred revenue	467	302
Deferred tax liabilities	468	276
Total current liabilities	41,900	71,177
Deferred rent	97	601
Note payable, net of current portion and discount	1,363	—
Total liabilities	43,360	71,778
Stockholders’ equity:
Convertible preferred stock:
Series A; $0.001 par value; 4,177,390 and 0 shares authorized as of December 31,2013 and 2014; 2,088,704 and 0 shares issued and outstanding as of December 31, 2013 and 2014, respectively	2	—
Series A-1; $0.001 par value; 7,847,028 and 0 shares authorized as of December 31, 2013 and 2014; 3,846,357 and 0 shares issued and outstanding as of December 31, 2013 and 2014, respectively	4	—
Series B; $0.001 par value; 10,298,658 and 0 shares authorized as of December 31, 2013 and 2014; 5,149,330 and 0 shares issued and outstanding as of December 31, 2013 and 2014, respectively	5	—
Series C; $0.001 par value; 8,851,871 and 0 shares authorized as of December 31, 2013 and 2014; 4,425,939 and 0 shares issued and outstanding as of December 31, 2013 and 2014, respectively	5	—
Preferred stock; $0.001 par value; 0 and 10,000,000 shares authorized as of December 31, 2013 and 2014, respectively; 0 shares issued and outstanding as of December 31, 2013 and 2014	—	—
Common stock; $0.001 par value; 62,000,000 and 200,000,000 shares authorized as of December 31, 2013 and 2014, respectively; 6,674,757 and 29,837,892 shares issued and outstanding as of December 31, 2013 and 2014, respectively	7	30
Additional paid-in capital	46,116	94,013
Accumulated deficit	(18,841)	(23,285)
Accumulated other comprehensive loss	(43)	(117)
Total stockholders’ equity	27,255	70,641
Total liabilities and stockholders’ equity	$70,615	$142,419

TUBEMOGUL, INC.

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Years ended
	December 31,
	2012	2013	2014
Cash flows from operating activities:
Net loss	$(3,565)	$(7,411)	$(4,444)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	89	322	864
Amortization of premium on certificates of deposits	8	—	—
Amortization of debt issuance costs	22	—	—
Loss (gain) on change in value of convertible preferred stock warrant liability	154	388	(168)
Loss on disposal of equipment	15	6	—
Provision for doubtful accounts	191	539	903
Provision for credit memos	—	—	1,875
Stock-based compensation expense	430	761	3,543
Gain on sale of InPlay	(1,950)	—	—
Loss on extinguishment of convertible notes	—	—	538
Changes in operating assets and liabilities:
Accounts receivable	(17,258)	(24,341)	(45,391)
Prepaid expenses and other current assets	(133)	(1,100)	(902)
Payments of costs related to initial public offering	—	—	(3,349)
Other assets	(43)	(192)	126
Accounts payable	1,430	(637)	14,767
Accrued liabilities	8,741	23,423	16,024
Deferred rent	(99)	55	504
Deferred revenue	39	162	(165)
Deferred offering costs	—	(129)	—
Deferred tax assets	—	—	181
Deferred tax liabilities	—	—	(192)
Net cash used in operating activities	(11,929)	(8,154)	(15,286)
Cash flows from investing activities:
Restricted cash	—	(334)	(408)
Proceeds from sale of InPlay	1,950	—	—
Proceeds from certificates of deposit maturing	2,945	—	—
Purchases of property, equipment and software	(210)	(1,439)	(3,299)
Net cash used in investing activities	4,685	(1,773)	(3,707)
Cash flows from financing activities:
Proceeds from issuance of common stock in initial public offering, net of underwriting discounts and commission	—	—	46,791
Proceeds from issuance of Series C preferred stock, net of issuance cost	17,651	10,913	—
Proceeds from notes payable	4,250	—	—
Repayments on notes payable	(736)	(1,351)	(1,417)
Proceeds from line of credit	—	100	11,800
Repayment of line of credit	—	(100)	(11,800)
Proceeds from issuance of convertible note	232	187	—
Repayment of convertible note	—	—	(957)
Proceeds from options exercised	51	25	379
Excess tax benefit	—	—	24
Net cash provided by financing activities	21,448	9,774	44,820
Effect of exchange rate changes on cash and cash equivalents	(1)	(42)	(74)
Net increase in cash and cash equivalents	14,203	(195)	25,753
Cash and cash equivalents, beginning of year	5,467	19,670	19,475
Cash and cash equivalents, end of year	$19,670	$19,475	$45,228
Supplemental disclosures:
Cash paid for income taxes	$1	$1	$97
Cash paid for interest	132	170	226
Warrants issued as debt issuance cost	13	—	—
Conversion of preferred stock to common stock	—	—	16
Conversion of preferred stock warrants to common stock warrants	—	—	516
Cashless exercise of stock warrants to common stock	—	—	82
Deferred offering costs recorded in accounts payable and accrued liabilities	—	126	—

TUBEMOGUL, INC.

Key Operating and Financial Performance Metrics

(in thousands, except percentages and clients)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2014	2013	2014
Key Metrics
Platform Direct Spend	$31,097	$62,787	$74,016	$189,248
Platform Services Spend	13,646	19,780	37,883	65,012
Total Spend	$44,743	$82,567	$111,899	$254,260
Platform Direct revenue	$8,394	$16,302	$19,331	$49,231
Platform Services revenue	13,646	19,780	37,883	65,012
Total revenue	$22,040	$36,082	$57,214	$114,243
Gross profit	$14,509	$25,719	$37,516	$80,302
Gross margin	66%	71%	66%	70%
Adjusted EBITDA	$1,141	$(481)	$(5,183)	$2,553
Number of Platform Direct Clients	208	333	208	333

Use of Non-GAAP Measures

This press release includes information relating to Total Spend, platform direct spend, and Adjusted EBITDA, which are financial measures that have not been prepared in accordance with generally accepted accounting principles in the United States ("GAAP"). These non-GAAP financial measures are not measurements of financial performance under GAAP, and should not be considered as alternatives to GAAP measures or as indications of operating performance or any other measure of performance derived in accordance with GAAP.  We do not consider these non-GAAP financial measures to be a substitute for, or superior to, the information provided by GAAP financial measures. These non-GAAP financial measures have been included in this press release because they are measures used by our management and board of directors to understand our business, make operating decisions and understanding and evaluating our operating results.

For purposes of calculating Total Spend and Platform Direct Spend, we define spend as the aggregate gross dollar volume that our customers spend through our platform, which includes cost of media purchases and our fees. Platform Direct Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the spend through our Platform Direct offering. Platform Services Spend equals our Platform Services revenue. Total Spend does not represent revenue earned by us and is a non-GAAP financial measure defined by us as the sum of Platform Direct Spend and Platform Services Spend. We believe Platform Direct Spend and Total Spend are meaningful measures of our operating performance because our ability to generate increases in Total Spend is strongly correlated to our ability to generate increases in Platform Direct revenue and revenue, respectively. Platform Direct Spend and Total Spend are used by our management and board of directors to understand our business and make operating decisions. A limitation of each of Total Spend and Platform Direct Spend is that each is a measure that we have defined for internal purposes that may be unique to us, and therefore may not enhance the comparability of our results to other companies in our industry that have similar business arrangements but present the impact of media costs differently. Because of these limitations you should consider Platform Direct Spend and Total Spend along with the corresponding GAAP-based measures.

Adjusted EBITDA is a non-GAAP financial measure defined by us as net income/loss before interest expense, net, provision for income tax, depreciation and amortization expense excluding amortization of internal use software development costs, stock-based compensation expense, foreign exchange gains and losses, loss on extinguishment of convertible notes, and change in fair value of convertible preferred stock warrant liability. We have presented Adjusted EBITDA in this press release because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short and long-term operational plans. In particular, we believe that the exclusion of the amounts eliminated in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our core business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors and others in understanding and evaluating our operating results in the same manner as our management and board of directors. In September 2014, we revised our definition of Adjusted EBITDA to exclude foreign exchange gains and losses, which we believe improved the usefulness of Adjusted EBITDA as a measure to understand and evaluate our core operating performance and trends.

Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our financial results as reported under GAAP. Some of these limitations are as follows:

•

although depreciation and amortization expense (excluding amortization of internal use software development costs) are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;

•

Adjusted EBITDA does not reflect: (1) changes in, or cash requirements for, our working capital needs; (2) the potentially dilutive impact of stock-based compensation; (3) impact of foreign exchange gains and losses, both realized and unrealized; (4) loss of extinguishment of convertible notes; or (5) tax payments that may represent a reduction in cash available to us; and

•	other companies, including companies in our industry, may calculate Adjusted EBITDA or similarly titled measures differently, which reduces its usefulness as a comparative measure.

Because of these and other limitations, you should consider Adjusted EBITDA along with other GAAP-based financial performance measures, including various cash flow metrics, loss, and our GAAP financial results.

For a reconciliation of non-GAAP financial measures to the nearest comparable GAAP financial measures for each of the periods indicated, see "Reconciliation of Total Spend and Platform Direct Spend," and "Reconciliation of Adjusted EBITDA" included in this press release.

TUBEMOGUL, INC.

Reconciliation of Total Spend and Platform Direct Spend

(in thousands)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2014	2013	2014
Platform Direct Revenue	$8,394	$16,302	$19,331	$49,231
Plus: Non-GAAP Platform Direct Media Cost	22,703	46,485	54,685	140,017
Platform Direct Spend	$31,097	$62,787	$74,016	$189,248
Platform Services Spend	$13,646	$19,780	$37,883	$65,012
Total Spend	$44,743	$82,567	$111,899	$254,260

TUBEMOGUL, INC.

Reconciliation of Adjusted EBITDA

(in thousands)

(Unaudited)

	Three Months Ended		Years Ended
	December 31,		December 31,
	2013	2014	2013	2014
Net loss	$111	$(4,044)	$(7,411)	$(4,444)
Interest expense, net	35	33	169	216
Provision for income taxes	(8)	82	60	283
Depreciation and amortization expense, excluding amortization of internal use software development costs	81	226	232	598
Stock-based compensation expense	317	1,707	761	3,543
Foreign exchange loss	272	977	618	1,987
Change in fair value of convertible preferred stock warrant liability	333	—	388	(168)
Loss on extinguishment of convertible notes	—	538	—	538
Adjusted EBITDA	$1,141	$(481)	$(5,183)	$2,553

Investor Relations Contact:

Alex Wellins, The Blueshirt Group

(415) 217-5861

investor@tubemogul.com